SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2009
PSB GROUP, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-50301 (Commission File No.)	42-1591104 (IRS Employer Identification No.)
1800 East Twelve Mile Road, Madison Heights, Michigan 48071
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 548-2900
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
     PSB Group, Inc. (the “Company”) determined that certain computational errors had been made in the Summary Compensation Table appearing on page 16 of the proxy statement for its April 28, 2009 annual meeting of shareholders, including an overstatement of the value of President and CEO, Michael J. Tierney’s stock awards included in the Summary Compensation Table. Also, the Director Compensation Table appearing on page 9 of the proxy statement erroneously failed to break-out the value of option versus stock awards resulting in both values being included in the stock awards column. Below are a revised Summary Compensation Table and Director Compensation Table for the Company which corrects the errors noted above.
SUMMARY COMPENSATION TABLE ($)

					Stock	Option	All Other
Name and Principal Position	Year		Salary	Bonus	Awards	Awards	Compensation		Total

Michael J. Tierney	2008		250,000	—	57,335	5,413	43,844	(4)	356,592
President and CEO	2007		250,000	63,333	61,042	1,763	26,907		403,045
David A. Wilson	2008		135,000	—	19,158	4,528	11,601	(5)	170,287
Senior Vice President, CFO and Secretary	2007		128,156	16,667	14,583	3,305	16,888		179,599
Michael J. Banks	2008		175,000	—	73,697	3,779	24,785	(6)	277,261
Senior Vice President and Chief Lending Officer	2007	(1)	135,019	33,333	61,667	1,763	3,600		235,382
Vincent Szymborski	2008		130,000	—	65,297	3,203	5,659	(7)	204,159
Senior Vice President Retail	2007	(2)	98,902	30,000	53,700	1,331	3,600		187,533
Jeffrey Moore	2008		137,692	—	41,495	2,042	18,543	(8)	199,772
Executive Vice President	2007	(3)	77,500	30,000	27,250	—	5,950		140,700
Chief Credit Officer

(1)	Mr. Banks was hired on March 14, 2007, therefore, the amount shown as his 2007 salary is 77% of a full year salary at his rate.

(2)	Mr. Szymborski was hired on March 19, 2007, therefore, the amount shown as his 2007 salary is 76% of a full year salary at his rate.

(3)	Mr. Moore was hired on May 14, 2007, therefore , the amount shown as his 2007 salary is 60% of a full year salary at his then current rate.

(4)	Includes fees for attendance at board meetings of $16,100; auto allowance of $3,304; Plan matches of $11,433 country/athletic club dues of $10,378 and opt out payments (for opting out of Company benefit plans) of $2,629.

(5)	Includes auto allowance of $5,200 and Plan matches of $6,401.

(6)	Includes auto allowance of $5,200; Plan matches of $7,585 and country/athletic club dues of $12,000.

(7)	Includes auto allowance of $5,200 and Plan matches of $459.

(8)	Includes auto allowance of $5,200; Plan matches of $6,657; country/athletic club dues of $3,588 and opt out payments (for opting out of Company benefit plans) of $3,098.

2008 DIRECTOR COMPENSATION TABLE

	Fees Earned or			All Other
	Paid in Cash	Stock Awards	Option Awards	Compensation	Total
Name	$	$ (1)	$ (2)	$	$

James B. Jacobs	21,150	583	3,915	—	25,648
Michael J. Kowalski	23,800	700	3,915	—	28,415
Longine V. Morawski	42,000	1,079	3,915	—	46,994
Sydney L. Ross	24,500	613	3,915	—	29,028
Edward H. Turner	23,350	642	3,915	—	27,907
David L. Wood	53,500	1,400	3,915	—	58,815

(1)	The number of stock awards outstanding for each of the Directors as of 12/31/2008 is as follows: Mr. Jacobs 200; Mr. Kowalski 240; Mr. Morawski 370; Mr. Ross 210; Mr. Turner 220; and Mr. Wood 480.

(2)	The number of stock options outstanding for each of the Directors as of 12/31/2008 is as follows: Mr. Jacobs 8,000; Mr. Kowalski 8,000; Mr. Morawski 8,000; Mr. Ross 8,000; Mr. Turner 8,000; and Mr. Wood 8,000.
     The revisions to the Summary Compensation Table also impact the value of severance payable to Mr. Tierney as disclosed under the caption, “Payments upon Termination/Change-in-Control” appearing on page 21 of the proxy statement. Set forth below are revised paragraphs 1 through 5 of the discussion which correct the amounts payable to Mr. Tierney under various scenarios under his employment agreement.
Payments upon Termination/Change-in-Control
     Under Mr. Tierney’s current employment agreement, he is entitled to different payments and benefits depending upon the manner in which his employment terminates. If Mr. Tierney becomes disabled, he is entitled to receive his base salary and benefits for the remaining term of his employment agreement. The term of Mr. Tierney’s employment agreement is automatically extended for one additional year unless either party gives notice of non-renewal at least 180 days prior to the expiration of the term. Therefore, assuming neither party has given notice of non-renewal, the severance payable to Mr. Tierney would range from 6 to 18 months of his compensation and benefits or $130,058 to $390,173 respectively. .
     If Mr. Tierney dies, he is terminated for Cause or he terminates other than for Good Reason (defined below), his right to compensation and benefits ends on his date of death or termination, as the case may be.
     If Mr. Tierney is terminated other than for Cause, disability or death, he is entitled to continue to receive his base salary and to participate in the Company’s health care plan for the then remaining term of his agreement. The severance payable to Mr. Tierney would range from 6 to 18 months of his compensation and benefits or $130,058 to $390,173 respectively.
     If, within twelve months following a Change of Control (defined below), the agreement is terminated by the Company without Cause or by Mr. Tierney for Good Reason, Mr. Tierney is entitled to his base salary and to continue to participate in the Company’s health care plan for a period of three years following such termination, as well as the immediate acceleration of the vesting of his restricted stock.
     The employment agreement provides that, in the event any of the payments to be made upon termination of employment are deemed to constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code, then such payments and benefits shall be reduced to the maximum amount that may be paid to Mr. Tierney or for his benefit without any such payment constituting a “parachute payment.” If a termination occurred in the manner described in the immediately preceding paragraph on December 31, 2008, the estimated aggregate value of compensation, benefits and the economic benefit resulting from the acceleration of restricted stock to Mr. Tierney would be approximately $811,595.
     Also being modified is footnote 4 on page 13 due to an error in ownership percentage of two companies for Mr. Longine Morawski.
Footnote change on Page 13.
(4)	Includes 17,366 shares owned by MP Tooling & Engineering, Inc. and 2,261 shares owned by LVM Enterprises, Inc., both of which companies are 50% owned by Mr. Morawski.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB GROUP, INC.
Dated: April 14, 2009	By:	/s/ David A. Wilson
David A. Wilson
Senior Vice President and Chief Financial Officer